Exhibit 1.2


             AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                          SDC INTERNATIONAL, INC.


1.	The name of this corporation is SDC International, Inc. (the
"Corporation").

2.	The Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State on June 29, 1994.

3.	This Amended and Restated Certificate of Incorporation was duly adopted in
accordance with Sections 242 and 245 of the Delaware General
Corporation Law.

4.	This Amended and Restated Certificate of Incorporation shall be effective as of
December 27, 2000.

5.	The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                             ARTICLE I
                             ---------

                        NAME OF CORPORATION
                        -------------------

	The name of the corporation is SDC International, Inc. (the
"Corporation").

                             ARTICLE II
                             ----------

                          REGISTERED OFFICE
                          -----------------

	The Corporation's registered office in the State of Delaware is located at 30 Old Rudnick Lane, in the City of Dover, in the County of Kent, Delaware 19901. The name of its registered agent at such address is CorpAmerica, Inc.

                            ARTICLE III
                            -----------

                              PURPOSE
                              -------
	The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be engaged under the General Corporation Law of the State of Delaware.



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                             ARTICLE IV
                             ----------

                            CAPITAL STOCK
                            -------------

	A.	The total number of shares of all classes of capital
stock which the Corporation shall have authority to issue is 50,000,000 shares consisting of: (1) 25,000,000 shares of Common
Stock, par value $.001 per share (the " Common Stock"), and
(2) 25,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

	B.	The Board of Directors shall have the full authority
permitted by law, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series and to determine by resolution or resolutions the following provisions, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions, of the shares of any such series of Preferred Stock:

        (1) the designation of such series (which may be by distinguishing number, letter or title), the number of shares to constitute such series (which number the Board of Directors may thereafter increase or decrease (but not below the number of shares thereof then outstanding) and the stated or liquidation value thereof, if different from the par value thereof;

        (2) whether the shares of such series shall have voting rights in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full or limited;

        (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class of capital stock or any other series of Preferred Stock;

        (4) whether the shares of such series shall be subject to redemption at the election of the Corporation or the holders of such series, or upon the occurrence of a specified event and, if so, the times, prices and other terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed and the securities or other property payable on such redemption, if any;

        (5) the amount or amounts payable on, if any, and the preferences, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

        (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;



        Exhibit 1.2 - Pg. 2


        (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class of capital stock or any other series of Preferred Stock or any other securities (whether or not issued by the Corporation) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

        (8) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, or upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of any other class of capital stock or any other series of Preferred Stock;

        (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of any other series of Preferred Stock or of any other class of capital stock;

        (10) the ranking (be it pari passu, junior or senior) of each series vis-a-vis any other class of capital stock or series of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

        (11) any other powers, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions of such series of Preferred Stock, insofar as they are not inconsistent with the provisions of this Certificate of Incorporation, to the full extent permitted in accordance with the General Corporation Law of the State of Delaware.

     C. The powers, preferences and relative, participating, optional or other special rights, if any, of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

     D. Subject to the other provisions of this Article FOURTH and actions taken by the Board of Directors pursuant to this Article
FOURTH:

             (1) Except as may be designated by the Board of Directors with respect to any Preferred Stock issued by the Corporation, the voting power of the Corporation shall be exclusively vested in the Common Stock.

             (2) Except as may be designated by the Board of Directors with respect to any Preferred Stock issued by the Corporation, holders of Preferred Stock and holders of Common Stock shall not have any preemptive, preferential or other right to subscribe for or purchase or acquire any shares of any class or series of capital stock or any other securities of the Corporation, whether now or hereafter authorized, and whether or not convertible into, or evidencing or carrying the right to purchase, shares of any class or series of capital stock or any other securities now or hereafter authorized and whether the same shall be issued for



        Exhibit 1.2 - Pg. 3



        cash, services or property, or by way of dividend or otherwise, other than such right, if any, as the Board of Directors in its discretion from time to time may determine. If the Board of Directors shall offer to the holders of the Preferred Stock or the holders of the Common Stock, or any of them, any such shares or other securities of the Corporation, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions of said shares or securities without so offering the same to said holders.

             (3) The shares of Preferred Stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

             (4) With respect to all matters upon which holders of Common Stock are entitled to vote or to which holders of Common Stock are entitled to give consent, except as may be provided in this Certificate of Incorporation or by applicable law, every holder of Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of Common Stock standing in such holder's name on the transfer books of the Corporation.


                             ARTICLE V
                             ---------

                  MANAGEMENT OF THE CORPORATION
                  -----------------------------

	The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

                             ARTICLE VI
                             ----------

                           INDEMNIFICATION
                           ---------------

	No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law,
(i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith of law,
(iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

	IN WITNESS WHEREOF, I, THE UNDERSIGNED, being the Chairman of the Board and Chief Executive Officer of the Corporation, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of December, 2000.



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                               				/s/ Ronald A. Adams
                               				Ronald A. Adams
                                			Chairman of the Board and
                              	 			Chief Executive Officer






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